   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1996
                                                 REGISTRATION NO. 333-  ________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ________________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________
                            ACCUSTAFF INCORPORATED
                             CAREER HORIZONS, INC.
                   CAREER HORIZONS GOVERNMENT SERVICES, INC.
                           CH PAYROLL SERVICES, INC.
                         CHI FINANCIAL SERVICES, INC.
                              CHI SERVICES, INC.
                         CHI TEMPORARY SERVICES, INC.
                       CONTEMPORARY GRAPHICS GROUP, INC.
                         CONTRACT STAFFING GROUP, INC.
                             EIM ASSOCIATES, INC.
                              HEALTH FORCE, INC.
                         HEALTH FORCE OPERATING CORP.
                               MEDI-FORCE, INC.
                               PL SERVICES, INC.
                       POTOMAC PERSONNEL SERVICES, INC.
                       PROFESSIONALS FOR COMPUTING, INC.
                             STAFF-ADDITIONS INC.
                         STAFFING RESOURCES (SC), INC.
                               TEMP FORCE, INC.
                           TEMPORARIES INCORPORATED
                     THE ORIGINAL TEMPO HEALTHPOWER, INC.
                         PROGRAMMING ENTERPRISES, INC.
                                 ZEITECH INC.
                          TEMPS & CO. SERVICES, INC.
                         TEMPS & CO. FRANCHISING, INC.
                     AMERICAN COMPUTER PROFESSIONALS, INC.
                       CENTURY TEMPORARY SERVICES, INC.
                        THE RICHARD MICHAEL GROUP, INC.
                            DIAL A. TEMPORARY, INC.
                                 BERGER IT CO.
                        TSG PROFESSIONAL SERVICES, INC.
                         LEGAL SUPPORT PERSONNEL, INC.
    (Exact names of registrants as specified in their respective charters)


          FLORIDA                                 59-3116655
          DELAWARE                                22-3038096
          NEW YORK                                11-3103716
          DELAWARE                                36-3932698
          DELAWARE                                11-3010535
          DELAWARE                                11-3018711
          DELAWARE                                76-0440453
          NEW YORK                                11-3075578
          SOUTH CAROLINA                          57-0793922
          FLORIDA                                 59-3221152
          NEW YORK                                11-2421016
          NEW YORK                                11-2814235
          NEW YORK                                11-3163453
          DELAWARE                                11-2492186
          DELAWARE                                39-1308020
          CALIFORNIA                              94-1695736
          NORTH CAROLINA                          56-1517259
          DELAWARE                                11-3240926
          NEW YORK                                11-2815086
          DISTRICT OF COLUMBIA                    52-0894181
          NEW YORK                                39-1446781
          CALIFORNIA                              95-3280945
          DELAWARE                                11-3298544
          DELAWARE                                11-3305414
          DELAWARE                                11-3208059
          DELAWARE                                11-3310203
          OHIO                                    34-1705516
          DELAWARE                                11-3315742
          DELAWARE                                11-3323552
          DELAWARE                                11-3336408
          NEW HAMPSHIRE                           02-0352098
          NEW YORK                                13-376-6710
          (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER
          OF INCORPORATION OR                     IDENTIFICATION NO.)
           ORGANIZATION)

                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211
                                 (904) 725-5574
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             DEREK E. DEWAN                            COPIES TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
 OFFICER                                            TIMOTHY MANN, JR.
         ACCUSTAFF INCORPORATED                       ALSTON & BIRD
        6440 ATLANTIC BOULEVARD                    ONE ATLANTIC CENTER
      JACKSONVILLE, FLORIDA 32211              1201 WEST PEACHTREE STREET
             (904) 725-5574                    ATLANTA, GEORGIA 30309-3424
(Name, address, including zip code, and              (404) 881-7000
 telephone number, including area code,            FAX (404) 881-7777
         of agent for service)


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered in pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

    TITLE OF SECURITIES           AMOUNT         PROPOSED MAXIMUM AGGREGATE      PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
     TO BE REGISTERED        TO BE REGISTERED        PRICE PER UNIT (1)              OFFERING PRICE (1)        REGISTRATION FEE (3)
------------------------------------------------------------------------------------------------------------------------------------

7%  Convertible Senior            $86,250,000              100%                          $86,250,000                  $26,136.36
 Notes
due 2002 of Career
 Horizons, Inc.
------------------------------------------------------------------------------------------------------------------------------------

Guarantees by the                      (2)                  (2)                               (2)                         (2)
 Guarantors
------------------------------------------------------------------------------------------------------------------------------------

AccuStaff Common Stock,             7,599,077(3)            (4)                               (4)                         (4)
$.01 par value per share
====================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee.
(2) AccuStaff Incorporated and all of the other registrants listed above (other than Career Horizons, Inc.) (the "Guarantors") have unconditionally guaranteed the payment of the principal of, premium, if any, and interest payable on the Notes (the "Guarantee"). Pursuant to Rule 457(n) no registration fee is required with respect to the Guarantee.
(3) This Registration Statement covers the registration of 7,599,077 shares of common stock, par value $.01 per share, of AccuStaff Incorporated ("AccuStaff Common Stock") as may be or become deliverable upon conversion of the 7% Convertible Senior Notes due 2002 of Career Horizons, Inc. (the "Notes") being registered hereby, together with such additional undetermined number of shares as may become issued upon conversion by means of adjustment in the conversion price (the "Conversion Shares").
(4) Pursuant to Rule 457(i), no registration fee is payable with respect to the Conversion Shares since the Conversion Shares will be issuable for no separate consideration. Conversions Shares will be issued only upon the conversion of the Notes at the conversion price of $11.35 per share, subject to adjustment in certain cases.

                                 ______________

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED DECEMBER 24, 1996
                                                                      PROSPECTUS
                             CAREER HORIZONS, INC.

              $86,250,000 OF 7% CONVERTIBLE SENIOR NOTES DUE 2002

                   UNCONDITIONALLY GUARANTEED AS TO PAYMENT
                  OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST
                BY THE GUARANTORS (AS DEFINED BELOW) INCLUDING
                            ACCUSTAFF INCORPORATED
                             _____________________

                            ACCUSTAFF INCORPORATED
                       7,599,077 SHARES OF COMMON STOCK

     This Prospectus relates to the offering for resale (the "Offering") for the account of the securityholders named herein (the "Selling Securityholders") of up to: (i) $86,250,000 principal amount of 7% Convertible Senior Notes due 2002 (the "Notes") of Career Horizons, Inc., a Delaware corporation ("Career") and wholly owned subsidiary of AccuStaff Incorporated ("AccuStaff") and (ii) 7,599,077 shares of common stock, par value $.01 per share, of AccuStaff that are issuable, subject to adjustment in certain events, upon conversion of the Notes (the "Conversion Shares" and, together with the Notes, the "Securities").

     The Notes were originally issued by Career which effective November 14, 1996, merged into Sunrise Merger Corporation, a wholly owned subsidiary of AccuStaff ("Sunrise")(the "Merger") pursuant to an Agreement and Plan of Merger dated as of August 25, 1996 (the "Merger Agreement") among AccuStaff, Career and Sunrise. Pursuant to the Merger Agreement, AccuStaff unconditionally guaranteed the Notes in accordance with the terms of the Indenture, as amended and supplemented (the "Indenture") among AccuStaff, Career and the Chase Manhattan Bank, as Trustee (the "Trustee"). The aggregate principal amount of the Notes that may be offered by the Selling Securityholders pursuant to this Prospectus is $86,250,000. The Notes mature on November 1, 2002. Interest on the Notes is paid semiannually on May 1 and November 1 of each year. The Notes are convertible at the option of the holder thereof, prior to maturity, unless previously redeemed, into shares of AccuStaff Common Stock, at a conversion price of $11.35 per share, subject to adjustment in certain events (the "Conversion Price"). The Notes are redeemable, in whole or in part, at Career's option, at any time on and after November 1, 1998, at the redemption prices set forth herein together with accrued interest. The Notes do not provide for any sinking fund. Upon a Designated Event (as defined herein), holders of the Noteholders will have the right, subject to certain restrictions and conditions, to require Career to purchase all or any part of the Notes at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest to the date of purchase. See "Description of Notes - Repurchase at the Option of Holders." The Notes are senior unsecured general obligations of Career, ranking equally with other senior unsecured obligations of Career.

     All or a portion of the Shares may be offered by the Selling Securityholders from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange ("NYSE"), (ii) in negotiated transactions, or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares directly to purchasers or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of the Shares for whom such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary compensation). See "Selling Securityholders" and "Plan of Distribution."

     AccuStaff Common Stock is traded on the NYSE under the symbol "ASI." On December 23, 1996, the closing sale price for the AccuStaff Common Stock was $20.25 per share.

     SEE "RISK FACTORS" ON PAGE 4 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
                AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A  CRIMINAL OFFENSE.

                             ____________________

                THE DATE OF THIS PROSPECTUS IS DECEMBER___, 1996

                             AVAILABLE INFORMATION

     AccuStaff is subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by AccuStaff with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports, proxy and information statements and other information concerning AccuStaff may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement"), which has been filed with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). This Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to AccuStaff and Career and the securities to which this Prospectus relates. Statements in this Prospectus concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by AccuStaff. Neither the delivery of this Prospectus nor any distribution of the securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of AccuStaff or any of its respective subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to purchase the securities offered by this Prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

     AccuStaff will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to AccuStaff Incorporated, 6440 Atlantic Boulevard, Jacksonville, Florida 32211, Attn: Michael D. Abney, Chief Financial Officer, (904) 725-5574.

     Pursuant to the terms of the Indenture, so long as any of the Notes are outstanding, AccuStaff is obligated to furnish the trustee and the holders of the Notes all reports on Form 10-Q and 10-K filed by AccuStaff with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by AccuStaff (Commission File No. 0-24484) and Career (Commission File No. 001-14172) with the Commission are hereby incorporated by reference in this Prospectus:

          (i) AccuStaff's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (ii) AccuStaff's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (iii) The following AccuStaff Current Reports on Form 8-K: Form 8-K/A dated July 2, 1995; Form 8-K/A dated October 31, 1995; Form 8-K/A dated December 13, 1995; Form 8-K dated January 2, 1996; Form 8-K/A dated January 2, 1996; Form 8-K dated January 3, 1996; Form 8-K dated February 19, 1996; Form 8-K dated February 20, 1996; Form 8-K/A dated February 19, 1996; Form 8-K dated June 19, 1996; Form 8-K/A dated June 19, 1996; Form 8-K dated August 25, 1996; Form 8-K dated September 16, 1996; Form 8-K dated September 16, 1996; and Form 8-K dated November 14, 1996; and Form 8-K dated December 11, 1996;

          (iv) The description of AccuStaff Common Stock set forth in AccuStaff's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

          (v) AccuStaff's registration statement on Form S-4, as amended (Registration No. 333-12207) including the Joint Proxy Statement/Prospectus of AccuStaff and Career contained therein;

          (vi) Career's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

          (vii) Career's Transition Report on Form 10-K for the period from July 1, 1995 to December 31, 1995;

          (viii) Career's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          (iv) Career's Current Reports on Form 8-K, dated August 17, 1995; October 4, 1995; October 26, 1995; December 20, 1995; January 11, 1996; January 17, 1996; January 18, 1996; February 8, 1996;
                 February 20, 1996; March 1, 1996; March 4, 1996; April 1, 1996;
                 April 24, 1996; April 30, 1996; May 1, 1996; May 21, 1996; June
                 24, 1996; July 24, 1996; August 25, 1996; August 28, 1996;
                 September 16, 1996; and November 14, 1996; and Amended Current Reports on Form 8-K/A , dated December 20, 1995 and June 24, 1996.

     All documents filed by AccuStaff pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extend that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Securities offered hereby. As used in this Prospectus, the terms "AccuStaff" and "Career" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries and in the case of AccuStaff, includes Career and all of Career's subsidiaries. This Prospectus contains certain forward-looking statements which involve risks and uncertainties. AccuStaff's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain of the factors set forth under "Risk Factors" and elsewhere in this Prospectus as set forth in AccuStaff's reports on Form 8-K, 10-Q and 10-K and its registration statement on Form S-4 incorporated by reference into this Prospectus.

EFFECT OF THE MERGER; RISK OF INTEGRATION OF OPERATIONS

     The success of the Merger will be determined by various factors, including the financial performance of the combined company's operations after the Merger and management's ability to effectively integrate the operations of AccuStaff and Career. The integration of Career's and AccuStaff's operations may be negatively affected if, among other things, customers do not react positively to some of the planned changes intended to increase service or integrate the businesses of the two companies, unanticipated offsetting costs are incurred, or costs or difficulties related to the integration of the businesses of AccuStaff and Career are greater than expected. There can be no assurance that the anticipated benefits of the Merger will be realized or that the Merger will not adversely affect the future operating results of the combined company.

ABILITY TO ACHIEVE AND MANAGE GROWTH; ACQUISITION RISKS

     AccuStaff has experienced significant growth, principally through acquisitions, internal growth and opening new offices. There can be no assurance that AccuStaff will be able to expand its market presence in its current locations or successfully enter other markets through acquisitions or the opening of new offices. AccuStaff's ability to continue its growth and profitability will depend on a number of factors, including the availability of capital to fund acquisitions, existing and emerging competition, the ability to maintain sufficient profit margins despite pricing pressures and the strength of demand for temporary employees in AccuStaff's markets. AccuStaff must also manage costs in a changing regulatory environment, adapt its infrastructure and systems to accommodate growth and recruit and train additional qualified personnel. Additionally, there can be no assurance that AccuStaff will be able to successfully identify suitable acquisition candidates, complete acquisitions or integrate acquired businesses into its operations. Once integrated, acquisitions may not achieve comparable levels of revenue, profitability or productivity as AccuStaff's existing locations or otherwise perform as expected. Acquisitions also involve special risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, increased interest costs, the issuance of additional securities and difficulties related to the integration of the acquired business. AccuStaff is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed.

EFFECT OF ECONOMIC FLUCTUATIONS

     Demand for staffing services is significantly affected by the general level of economic activity and unemployment in the United States. When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many companies reduce their use of temporary employees before laying off full-time employees. In addition, AccuStaff may experience more competitive pricing pressure during such periods of economic downturn. Therefore, any significant economic downturn could have a material adverse effect on AccuStaff's business.

COMPETITIVE MARKET

     The temporary staffing industry is highly competitive with limited barriers to entry. AccuStaff competes in national, regional and local markets with full-service and specialized temporary staffing agencies. A significant number of competitors have greater marketing, financial and other resources than AccuStaff and could provide new or increased competition to AccuStaff. Price competition in the staffing industry is intense, particularly for the provision of clerical and light industrial personnel, and pricing pressures from competitors and customers are increasing. In addition, to the extent AccuStaff offers fixed price contracts to clients in the future, AccuStaff may be responsible for cost overruns which could an adversely impact earnings. AccuStaff expects that the level of competition will remain high in the future. Competition, particularly from companies with greater financial resources than AccuStaff, could have a material adverse effect on AccuStaff's operations and profitability.

DEPENDENCE ON AVAILABILITY OF QUALIFIED TEMPORARY PERSONNEL

     AccuStaff depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its clients. Competition for individuals with proven skills in certain areas, particularly the information technology, legal, accounting and technical areas, is intense. AccuStaff must continually evaluate, train and upgrade its base of available personnel to keep pace with clients' needs. There can be no assurance that qualified personnel will continue to be available to AccuStaff in sufficient numbers and on economic terms acceptable to AccuStaff.

CLIENT CONCENTRATION

     American Transtech, Inc., a subsidiary of AT&T ("ATI"), accounted for approximately 24% and 31% of AccuStaff's revenue during fiscal 1994 and fiscal 1995, respectively, and 16% of AccuStaff's pro forma fiscal 1995 revenue and 6.9% of the pro forma combined AccuStaff revenue for fiscal 1995. AccuStaff's agreement with ATI prohibits AccuStaff from providing similar services to any direct competitor of ATI. No other client accounted for more than 5% of AccuStaff's revenue during the same periods. The loss of or a material reduction in the revenue from ATI could have a material adverse effect on AccuStaff's business.

RELIANCE ON KEY PERSONNEL

     AccuStaff is highly dependent on its management. AccuStaff believes that its continued success will depend to a significant extent upon the efforts and abilities of its Chairman, President and Chief Executive Officer, Derek E. Dewan, and certain other key executives, including executives of its subsidiaries. The loss of Mr. Dewan's services could have a material adverse effect upon AccuStaff. Mr. Dewan and AccuStaff have entered into an employment agreement which expires December 31, 2001, and AccuStaff maintains $1.0 million in key man life insurance on Mr. Dewan.

INCREASED EMPLOYEE COSTS

     AccuStaff is responsible for and pays unemployment insurance premiums and workers' compensation for its temporary employees. Unemployment insurance premiums may increase as a result of, among other things, increased levels of unemployment and the lengthening of periods for which unemployment benefits are available. Workers' compensation costs may increase as a result of changes in AccuStaff's experience rating or applicable laws. Furthermore, annual workers' compensation expenses and the related liability accrual are based on various estimates, including the cost of estimated future benefits. Any material variation from the estimate of future benefits could have a material adverse effect on AccuStaff. There can be no assurance that AccuStaff will be able to increase the fees charged to its clients in a timely manner and sufficient amount to cover increased costs related to workers' compensation and unemployment insurance or health benefits if such health benefits are extended to temporary employees as proposed in certain recent federal and state legislative proposals.

INDUSTRY RISKS

     Temporary staffing services providers employ and place people generally in the workplace of other businesses. An attendant risk of such activity includes possible claims of discrimination and harassment, employment of illegal aliens, violations of wage and hour requirements, errors and omissions of its temporary employees, particularly for the actions of professionals (e.g., attorneys, accountants and engineers), misuse of client proprietary information, misappropriation of funds, other criminal activity or torts and other similar claims. In some instances AccuStaff, pursuant to a written contract, has agreed to indemnify clients against some or all of the foregoing matters. Moreover, in certain circumstances, AccuStaff may be held responsible for the actions at a workplace of persons not under AccuStaff's direct control. Although AccuStaff historically has not had any significant problems with this area, there can be no assurance that AccuStaff will not experience such problems in the future or that

AccuStaff's insurance, if any, will be sufficient in amount or scope to cover any such liability. Temporary staffing providers also are affected by fluctuations and interruptions in the business of their clients. For example, inclement weather or work stoppages, which may require clients to close or reduce their hours of operation, can adversely affect AccuStaff's revenues.

PROFESSIONAL REGULATION OF TEMPORARY ATTORNEYS

     There can be no assurance that an authority governing the practice of law will not determine that the temporary attorney placement business as conducted by AccuStaff violates such authority's regulations. AccuStaff has not requested and does not intend to request an opinion on this matter from any authority governing the practice of law.

FRANCHISING RISKS

     In fiscal 1995 and the nine months ended September 30, 1996, 32% and 24%, respectively, of Career's revenues were derived from franchised operations, ten of which accounted for 17% and 11%, respectively, of Career's revenues in such periods. While Career's agreements contain non-competition covenants, such covenants may not prevent the termination of agreements by franchisees and the resulting loss of royalty income. Career must also comply with federal and state laws and regulations governing the sale of franchises. Compliance with such laws and regulations could adversely impact the future operations of AccuStaff

POSSIBLE ADVERSE EFFECT OF NATIONAL AND STATE HEALTHCARE REFORM PROPOSALS

     The extent and type of government support for healthcare services, as well as the extent and type of health insurance benefits that employers are required to provide employees, have been the subject of intense scrutiny and debate in recent years at both the national and state levels. Changes in government support of healthcare services or the regulations governing such services, including regulations governing the methods by which services are delivered, the prices for services or reimbursements of fees, all could have a material adverse effect on Career. In particular, Career derives a significant portion of its revenues from Medicaid programs in the New York metropolitan region. For the twelve months ended December 31, 1995 and the six months ended June 30, 1996, approximately 7% and 5%, respectively, of Career's revenues were derived from these programs. Accordingly, the enactment of any proposals that would reduce the funding of such programs could have a material adverse effect on this business. In addition, as part of healthcare reform, recent federal and certain state legislative proposals have included provisions extending health insurance benefits to temporary employees who currently are not provided with such benefits. If health insurance benefits are extended to temporary employees, there can be no assurance that upon consummation of the Merger, AccuStaff will be able to pass on any resulting increased costs to its clients.

GOVERNMENTAL REGULATION RELATING TO HEALTHCARE PROVIDERS

     Career's Health Care division is subject to extensive federal, state and local laws and governmental regulations, including licensing requirements, periodic examinations by governmental agencies and federal and state anti-fraud, abuse and kickback statutes and regulations. Although such regulations have not had a material adverse effect on Career in the past, there can be no assurance that AccuStaff will be able to continue to obtain or maintain required government approvals or licenses or that in the future regulatory changes will not have a material adverse effect on AccuStaff.

     In many states in which the Health Care division operates, Career is required to be licensed in order to establish and operate a home care service agency. In approximately 21 states and the District of Columbia, home healthcare providers must initially receive certificate of need ("CON") approval from the state, in addition to complying with licensure requirements. In some states, the process of obtaining a CON may be costly and time consuming, and several states currently are not granting CONs. CON and licensure laws can restrict the types of services that a company may provide. Additionally, such laws may limit a company's ability to establish or expand its operations within a state. Failure to obtain any such approvals may have an adverse effect on such operations.

INTANGIBLE ASSETS

     As of December 31, 1995, approximately $65.5 million, or 46.2%, of AccuStaff's total assets were intangible assets. Pro forma for the Merger and AccuStaff's and Career's other acquisitions, intangible assets as of September 30, 1996 were approximately $400.2 million, or 45.09%, of AccuStaff's pro forma total assets. These intangible assets substantially represent amounts attributable to goodwill recorded in connection with AccuStaff's and Career's acquisitions. Any impairment in the value of such assets could have a material adverse effect on AccuStaff's financial condition and results of operations.

RELIANCE ON INFORMATION PROCESSING SYSTEMS

     AccuStaff's business depends upon its ability to store, retrieve, process and manage significant amounts of information, and periodically expand and upgrade its information processing capabilities. A significant percentage of AccuStaff's computer equipment and software systems is maintained at or near its Jacksonville, Florida headquarters. Interruption or loss of AccuStaff's information processing capabilities through the loss of stored data, breakdown or malfunction of computer equipment or software systems, telecommunications failure, conversion difficulties or damage to AccuStaff's headquarters and systems caused by fire, hurricane, lightning, electrical power outage or other disruption could have a material adverse effect on AccuStaff.

SUBORDINATION

     The Notes are senior unsecured obligations of Career ranking equally with other senior unsecured obligations of Career. Payment of principal, premium (if any) and interest on the Notes has been guaranteed by AccuStaff and by the subsidiaries of Career. The guarantees are unsecured obligations of the guarantors ranking equally with other unsecured obligations of the guarantors. Each of AccuStaff and Career conducts its operations through its subsidiaries. Accordingly, AccuStaff and Career's ability to meet their cash obligations is dependent in part upon the ability of their subsidiaries to make cash distributions to AccuStaff and Career. The ability of their subsidiaries to make distributions to AccuStaff and Career is and will continue to be restricted by, among other limitations, applicable provisions of law. The Indenture does not limit the ability of AccuStaff, Career or any of their subsidiaries or affiliates to incur indebtedness or to grant security interests or liens in respect of their assets. The right of Career to participate in the assets of any subsidiary (and thus the ability of holders of the Notes to benefit indirectly from such assets) are generally subject to the prior claims of creditors, including trade creditors, of subsidiaries of AccuStaff or Career with respect to the assets of that subsidiary. The Notes and AccuStaff's guarantee, therefore, are structurally subordinated to creditors, including trade creditors, of subsidiaries of Career and AccuStaff with respect to the assets of the subsidiaries against which such creditors have a claim. The incurrence of additional indebtedness by AccuStaff, Career or their subsidiaries could adversely affect Career's ability to pay its obligations on the Notes and of AccuStaff's ability to pay its obligations under its guarantee.

FRAUDULENT CONVEYANCE CONSIDERATIONS

     Career's payment obligations under the Notes have been unconditionally guaranteed by AccuStaff and jointly and severally guaranteed by Career and each of the present and future subsidiaries of Career (the "Guarantors"). See "Description of Notes - Guarantees." Each Guarantor's guarantee of the obligations of Career under the Notes may be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of such Guarantor. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Notes were issued, (i) a Guarantor guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or (ii)(a) a Guarantor received less than reasonably equivalent value or fair consideration for guaranteeing the Notes and
(b)(1) was insolvent or was rendered insolvent by reason of such guarantee, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital or (3) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes), such court could avoid or subordinate such guarantee to presently existing and future indebtedness of such Guarantor and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating such guarantee.

LIMITATIONS ON REPURCHASE OF NOTES

     Upon the occurrence of a Designated Event (as defined below), each holder of Notes will have the right, at the holder's option, to require Career to repurchase all or any part of such holder's Notes. If a Designated Event were to occur, there can be no assurance that Career would have sufficient funds to pay the purchase price for all Notes tendered by the holders thereof. In addition, Career's repurchase of Notes as a result of the occurrence of a Designated Event may be prohibited or limited by, or create an event of default under, the terms of agreements related to borrowings which Career may enter into from time to time. The Merger qualified as a Designated Event. See "Description of Convertible Notes - Repurchase at the Option of Holders."

LIMITED PUBLIC MARKET FOR THE NOTES

     There can be no assurance as to the liquidity of, or trading market for, the Notes. In addition, various factors such as changes in prevailing interest rates or changes in perceptions of creditworthiness could cause the market price of the Notes to fluctuate significantly. The trading price of the Notes could also be significantly affected by the market price of AccuStaff Common Stock, which could be subject to wide fluctuations in response to a variety of factors, including quarterly variations in operating results, announcements by AccuStaff or its competitors, general conditions in the industry and general economic and market conditions.

ANTI-TAKEOVER CONSIDERATIONS

     AccuStaff's Articles of Incorporation, Bylaws and the Florida BCA contain certain provisions that could have the effect of making it more difficult for a party to acquire, or of discouraging a party from attempting to acquire control of AccuStaff without approval of AccuStaff's Board of Directors.

DIVIDEND POLICY; RESTRICTIONS ON PAYMENT

     AccuStaff anticipates that for the foreseeable future its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends. In addition, AccuStaff's credit facility prohibits the payment of cash dividends without the lender's consent.

VOLATILITY OF STOCK PRICE

     From time to time, there may be significant volatility in the market price for AccuStaff Common Stock. Quarterly operating results of AccuStaff or of other temporary staffing companies, changes in general conditions in the economy, the financial markets or the staffing industry, natural disasters or other developments could cause the market price of AccuStaff Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

                                 THE COMPANIES

     In connection with the Merger, Career became a wholly owned subsidiary of AccuStaff and each outstanding share of Career Common Stock (excluding shares held by Career, AccuStaff or any of their respective subsidiaries) was converted into 1.53 shares of AccuStaff Common Stock. In addition, AccuStaff assumed the obligation to issue shares of AccuStaff Common Stock upon the conversion of the Notes pursuant to the Merger Agreement and unconditionally guaranteed Career's payment obligation under the Notes in accordance with the terms of the Third Supplemental Indenture.

     AccuStaff is a national provider of staffing and outsourcing services to businesses, professional and service organizations and government agencies. AccuStaff, is organized into three divisions: Professional Services, Commercial and Telecommunications. The Professional Services division provides personnel for information technology, technical, legal and accounting functions. The Commercial division provides clerical and light industrial staffing services. The Telecommunications division provides trained customer care and telemarketing personnel to ATI.

     AccuStaff was incorporated under the laws of the State of Florida. Career was incorporated under the laws of the State of Delaware. The address and telephone number of their principal executive offices are 6440 Atlantic Boulevard, Jacksonville, Florida 32211, (904) 725-5574.


                                USE OF PROCEEDS

     The Notes and the Conversion Shares are offered by the Selling Securityholders and, accordingly, neither AccuStaff nor Career will receive any of the proceeds from the sales thereof.


                      RATIO OF EARNINGS TO FIXED CHARGES

     Career's consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                            Nine Months
                                                              Ended
                     Fiscal Years                          September 30,
                     ------------
 1991       1992        1993          1994       1995          1996
 ----       ----        ----          ----       ----          ----
 0.87x      1.07x       1.26x         1.85x      5.80x         6.40x

     Career's earnings were inadequate to cover fixed charges by $754,000 in fiscal 1991.


     AccuStaff's ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                           Nine Months
                                                             Ended
                    Fiscal Years                          September 30,
                    ------------
 1991      1992        1993          1994       1995          1996
 ----      ----        ----          ----       ----          ----
 0.93x     1.06x       1.42x         2.81x      8.51x        6.19x

     AccuStaff's earnings were inadequate to cover fixed charges by $370,000 in fiscal year 1992.


     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes to which fixed charges have been added. "Fixed charges" consist of interest expense (including amortization of deferred financing costs) and one-third of rental expense, which Career and AccuStaff, respectively, consider representative of the interest factor in the rentals.

                            SELLING SECURITYHOLDERS

     The following table sets forth certain information as of December , 1996, and as adjusted to reflect the sale of the Securities in the Offering as to the security ownership of the Selling Securityholders. As of December 17, 1996, and except as noted below, none of the Selling Securityholders has had a material relationship with Career or AccuStaff or any of their predecessors or affiliates within the past three years. The table has been prepared on the basis of information furnished to the Company by the Trustee, Depository Trust Company and by or on behalf of the Selling Securityholders and gives effect to the Merger.

                                                                                                               Number of
                                                                                         Number of             Shares of
                                                                                         Shares of             AccuStaff
                                                Principal Amount                         AccuStaff            Common Stock
                                                    of Notes       Principal Amount     Common Stock           Underlying
                                               Beneficially Owned      of Notes      Beneficially Owned          Notes
Name                                           Prior to Offering      Being Sold     Prior to Offering (1)     Being Sold
----                                           -----------------      ----------     ---------------------     ----------
Bear Stearns Securities Corporation                40,230,000        40,230,000           3,544,493            3,544,493
Salmon Brothers Inc.-c/o ABB
    Proxy Services                                 13,890,000        13,890,000           1,223,789            1,223,789
Scotia McLeod, Inc.                                 6,850,000         6,890,000             603,524              603,924
Guardian Life Insurance Company
    of America                                      5,200,000         5,200,000             458,150              458,150
Morgan Stanley & Company, Inc.                      4,290,000         4,290,000             377,974              377,974
AIM Charter Fund                                    4,000,000         4,000,000             352,423              352,423
Dillon Read & Co., Inc.                             2,205,000         2,205,000             194,273              194,273
SunTrust Company Bank - c/o ABB
    Proxy Services                                  1,858,000         1,858,000             163,700              163,700
Pacific Horizon Capital Income Fund                 1,100,000         1,100,000              96,916               96,916
Equitable Separate Account-Convertibles             1,005,000         1,005,000              88,546               88,546
Boston Safe Deposit & Trust Company                 1,000,000         1,000,000              88,106               88,106
RBC/Dominion Securities                               900,000           900,000              79,295               79,295
Putnam Convertible Income Growth Trust                750,000           750,000              66,079               66,079
Hudson River Trust Balanced Portfolio                 415,000           415,000              36,564               36,564
Memphis Light, Gas and Water Division
    Retirement and Pension Fund                       385,000           385,000              33,921               33,921
Equitable Separate Account - Equity
    Pension Plus                                      305,000           305,000              26,872               26,872
Guardian Pension Trust                                300,000           300,000              26,432               26,432
Columbia/HCA Healthcare Corporation                   290,000           290,000              25,551               25,551
AIM Balanced Fund                                     250,000           250,000              22,026               22,026
AIM VI Growth and Income Fund                         250,000           250,000              22,026               22,026
Hudson River Trust Growth and Income                  220,000           220,000              19,383               19,383
Hotel Union and Industry of Hawaii                    120,000           120,000              10,573               10,573
SouthTrust Estate and Trust Company
    of Georgia                                         98,000            98,000               8,634                8,634
The HCA Foundation                                     95,000            95,000               8,370                8,370
Equitable Life Insurance Savings
    Account Balanced                                   70,000            70,000               6,167                6,167
Bank of America Convertible Securities

    Fund                                               50,000            50,000               4,405           4,405
The Hotel-ILWU Pension Trust                           45,000            45,000               3,965           3,965
Alex. Brown & Sons                                     44,000            44,000               3,877           3,877
David Lipscomb University General
    Endowment                                          35,000            35,000               3,084           3,084

____________________

(1) Includes the number of shares of AccuStaff Common Stock underlying the Notes being sold.

     Information concerning the Selling Securityholders may change from time to time and will be set forth in Supplements to this Prospectus. As of the date of this Prospectus, the aggregate principal amount of Notes outstanding is $86,250,000.

     Because the Selling Securityholders may offer all of some of the Notes or Conversion Shares, as the case may be, pursuant to the Offering contemplated by this Prospectus, and because there are currently no agreements, arrangement or understandings with respect to the sale of any of the Securities that will be held by the Selling Securityholders after completion of this Offering, no estimate can be given as to the principal amount of Notes or shares of AccuStaff Common Stock that will be held by the Selling Securityholders after completion of this Offering. See "Plan of Distribution." However, for purposes of the foregoing table, it has been assumed that all Notes are sold in the Offering and that no selling Securityholder beneficially owns any AccuStaff common stock other than the Conversion Shares, the number of which appear in the table above.

                             PLAN OF DISTRIBUTION

     The Securities are being registered to permit public secondary trading of the Notes and the Conversion Shares by the holders thereof from time to time after the date of this Prospectus. AccuStaff has agreed, among other things, to bear all expenses in connection with the registration of the Securities covered by this Prospectus.

     AccuStaff and Career will not receive any of the proceeds from this Offering by the Selling Securityholders. AccuStaff has been advised by the Selling Securityholders that the Selling Securityholders may sell all or a portion of the Conversion Shares beneficially owned by them and offered hereby from time to time on the NYSE on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales of the Securities directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer any of the Securities beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Securities from whom they may act as agent. Any sales pursuant to this Prospectus by holders of any of the Securities offered hereby will require the delivery of a current Prospectus to the purchaser.

     The Securities may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith. The aggregate proceeds to the Selling Securityholders from the sale of the Securities offered hereby will be the purchase price of such Securities less discounts and commissions if any. No underwriting arrangements exist as of the date of this Prospectus for sales by any Selling Securityholders. Upon being advised of any underwriting arrangements, AccuStaff will supplement this Prospectus to disclose such arrangements.

     AccuStaff may suspend the use of this Prospectus, at any time, for a period not to exceed 30 days in any three month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. See "Description of Career Convertible Notes - Registration Rights."

     In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                             DESCRIPTION OF NOTES

GENERAL

     The Notes were issued pursuant to an Indenture dated as of October 19, 1995 between Career and the Trustee as amended by the First Supplemental Indenture between Career and the Trustee dated as of October 19, 1996; the Second Supplemental Indenture between Career and the Trustee dated as of November 13, 1996; and the Third Supplemental Indenture (collectively, the "Indenture"). The following summary of certain provisions of the Indenture and the Registration Agreement, dated as of October 14, 1995, between Career and Salomon Brothers Inc, as the representative of the Initial Purchasers which pursuant to the Third Supplemental Indenture the obligations under which were assumed by AccuStaff (the "Registration Agreement"). This description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Agreement, including the definitions in the Indenture of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "- Certain Definitions."

     Career issued and sold $86,250,000 principal amount of the Notes to the Initial Purchasers on October 19, 1995. The Initial Purchasers have advised Career that they resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act) that agreed in writing to comply with certain transfer restrictions and other conditions. Career registered the Notes and Career Common Stock issuable upon conversion of the Notes under the Registration Statement on Form S-3 (File No. 33-99840). AccuStaff assumed the obligation to issue shares of AccuStaff Common Stock upon the conversion of the Notes and AccuStaff unconditionally guaranteed the payment obligations of the Notes pursuant to the Third Supplemental Indenture.

RANKING OF NOTES

     The Notes are senior unsecured general obligations of Career, ranking equally with other senior unsecured obligations of Career. As of September 30, 1996, Career, on an unconsolidated basis, had approximately $ million of senior unsecured debt and no senior secured debt. Career and its subsidiaries and affiliates may incur additional debt from time to time. Career conducts its operations through its subsidiaries. Accordingly, Career's ability to meet its cash obligations is dependent in part upon the ability of its subsidiaries to make cash distributions to Career. The ability of its subsidiaries to make distributions to Career is and will continue to be restricted by, among other limitations, applicable provisions of law. The Indenture does not limit the ability of Career or any of its subsidiaries or affiliates to incur indebtedness or to grant security interests or liens in respect of their assets or the ability of Career's subsidiaries and affiliates to incur contractual restrictions on their ability to make distributions to Career. The right of Career to participate in the assets of any subsidiary (and thus the ability of holders of the Notes to benefit indirectly from such assets) are generally subject to the prior claims of creditors, including trade creditors, of that subsidiary. The Notes, therefore, will be structurally subordinated to creditors, including trade creditors, of subsidiaries of Career with respect to the assets of the subsidiaries against which such creditors have a claim.

GUARANTEES

     Career's payment obligations under the Notes have been unconditionally guaranteed by AccuStaff and joint and severally guaranteed by each of Career's present and any future subsidiaries. The guarantee of AccuStaff and each subsidiary of Career is a unsecured general obligation of AccuStaff and such subsidiary, ranking equally with other unsecured obligations of AccuStaff such subsidiary. The obligation of AccuStaff and each of Career's present and any future subsidiaries under its guarantee is full and unconditional.

PRINCIPAL, MATURITY AND INTEREST

     The Notes bear interest at the rate per annum set forth on the cover page of this Prospectus and will mature on November 1, 2002.

     Interest on the Notes is payable semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), to holders of record at the close of business on the April 15 or October 15 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes accrues from the most recent date to which interest has been paid.

     The Notes are payable both as to principal and interest at the office or agency of Career maintained for such purpose within the City and State of New York or, at the option of Career, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of the Notes. Until otherwise designated by Career, Career's office or agency is the office of the Trustee maintained for such purpose.

OPTIONAL REDEMPTION

     The Notes are not subject to redemption prior to November 1, 1998 and are redeemable on such date and thereafter at the option of Career, in whole or in part (in any integral multiple of $1,000), upon not less than 30 nor more than 60 days' prior notice by mail at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning November 1 of the years indicated:

                                         Redemption
                         Year              Price
                         ----            ----------
                         1998              104.0%
                         1999              103.0%
                         2000              102.0%
                         2001              101.0%

and 100% at November 1, 2002, in each case together with accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date). If less than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by lot, pro rata or by such other method as the Trustee shall deem fair and equitable. On or after the redemption date, interest will cease to accrue on the Notes, or portion thereof, called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "- Repurchase at the Option of Holders," Career is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

     Upon the occurrence of a Designated Event, each Noteholder will have the right, at the holder's option, to require Career to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Designated Event Offer") at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the Designated Event Payment Date (the "Designated Event Payment"). Within 30 days following any Designated Event, Career will mail a notice to each holder stating: (1) that the Designated Event Offer is being made pursuant to the covenant in the Indenture entitled "Designated Event" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Designated Event Payment Date"); (3) that any Notes not tendered will continue to accrue interest; (4) that, unless Career defaults in the payment of the Designated Event Payment, all Notes accepted for payment pursuant to the Designed Event Offer shall cease to accrue interest after the Designated Event Payment Date;
(5) that holders electing to have any Notes purchased pursuant to a Designated Event Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;
(6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     Career will comply with the requirements of Rules 13e-4 and l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Designated Event.

     On the Designated Event Payment Date, Career will, to the extent lawful,
(1) accept for payment Notes or portions thereof tendered pursuant to the Designated Event Offer, (2) deposit with the Paying Agent an amount equal to the Designated Event Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to Career. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Career will publicly announce the results of the Designated Event Offer on or as soon as practicable after the Designated Event Payment Date. There can be no assurance that Career will have the financial resources necessary to repurchase the Notes in such circumstances.

     Except as described above with respect to a Designated Event, the Indenture does not contain any other provisions that permit the holders of the Notes to require that Career repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.


     The Designated Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of Career, and, thus, the removal of incumbent management. The Designated Event purchase feature is a result of negotiations between Career and the initial purchasers of the Notes prior to the issuance of the Notes. Subject to the limitations on mergers, consolidations and sales of assets described herein, Career could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a Designated Event under the Indenture, but that could "increase the amount" of Indebtedness outstanding at such time or otherwise affect Career 's capital structure or credit ratings.

     Any future credit agreements or other agreements relating to Indebtedness of Career may contain prohibitions or restrictions on Career's ability to effect a Designated Event Payment. If a Designated Event occurs when such prohibitions or restrictions are in effect, Career could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Career does not obtain such a consent or repay such borrowings, Career will be effectively prohibited from purchasing the Notes. In such case, Career's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

     "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

     "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules l3d-3 and l3d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of Career ("Voting Stock"), (ii) Career consolidates with or merges into any other corporation, or any other person merges into Career, and, in the case of any such transaction, the outstanding Career Common Stock is reclassified into or exchanged for any other property or security, unless the stockholders of Career immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) Career conveys, transfers or leases all or substantially all of its assets to any person (other than to a wholly-owned subsidiary of Career) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of Career (or, if applicable, a successor corporation to Career).

     The definition of Change of Control includes a phrase relating to the lease, transfer or conveyance of "all or substantially all" of the assets of Career. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Career to repurchase such Notes as a result of a lease, transfer or conveyance of less than all of the assets of Career to another person or group may be uncertain.

     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Career who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Termination of Trading" means an event where the Common Stock of Career (or other securities into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter market in the United States.

     The Merger was a Charge in Control, within the meaning of the Indenture, and, as a result Career has become obligated under the foregoing provisions to deliver the Designated Event Notice on or before December 14, 1996 and will be required to repurchase the Notes from any holder who exercises their repurchase right. Failure by Career to repurchase the Notes, or failure by AccuStaff on its Guarantee of Career's obligations to repurchase the Notes, from any holder who exercises the repurchase right in connection with the Merger will result in an Event of Default under the Indenture.
                                     -15-

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Unless Career defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest ceases to accrue on the Notes or portions of them called for redemption on and after the redemption date.

REGISTRATION RIGHTS

     Pursuant to the Third Supplemental Indenture, AccuStaff jointly and severally assumed Career's obligations under the Registration Agreement. In accordance with such assumption, AccuStaff has filed a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, with the Commission to cover resales of the Notes and the Conversion Shares. The Registration Agreement provides, among other things, that AccuStaff will use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the third anniversary date from Issuance Date or such earlier date on which the Notes or the Conversion Shares conversion thereof may be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act or such earlier date as of which all the Notes or Conversion Shares have been sold pursuant to this Registration Statement (the "Registration Period"). If AccuStaff fails to keep the Registration Statement continuously effective for the period specified above, then at such time as the Registration Statement is no longer effective and on each date thereafter that is the successive 30th day subsequent to such time and until the earlier of (x) the date that the Registration Statement is again deemed effective or (y) the termination of the Registration Period, the per annum interest rate on the Notes will increase by an additional 25 basis points; provided, however, that the interest rate will not increase by more than 50 basis points pursuant to this sentence. AccuStaff shall have the right, however, to suspend the use of the Prospectus, which is a part of the Registration Statement, as more fully described below.

     AccuStaff will be permitted to suspend the use of the Prospectus, which is a part of the Registration Statement, for a period not to exceed 30 days in any three-month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The holders of Notes will not be entitled to additional interest as set forth in the discussion above solely because of such suspension.

CONVERSION

     The holder of any Note has the right, prior to the close of business on the Business Day immediately preceding the maturity date of the Note, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of AccuStaff Common Stock at the Conversion Price except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption. Except as described below, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends on any AccuStaff Common Stock issued. If Notes not called for redemption are converted after a record date for the payment of interest and prior to the next succeeding interest payment date, such Notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     The Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) the issuance of shares of AccuStaff Common Stock as a dividend or distribution on the AccuStaff Common Stock; (ii) the subdivision or combination of the outstanding AccuStaff Common Stock; (iii) the issuance to substantially all holders of AccuStaff Common Stock of rights or warrants to subscribe for or purchase AccuStaff Common Stock (or securities convertible into AccuStaff Common Stock) at a price per share less than the then Current Market Price per share, as defined below; (iv) the distribution of shares of Capital Stock of AccuStaff (other than common stock), evidences of indebtedness or other assets (excluding dividends in cash, except as described in clause (v) below) to all holders of AccuStaff Common Stock; (v) the distribution, by dividend or otherwise, of cash to all holders of AccuStaff Common Stock in an aggregate amount that, together with the aggregate of any other distributions of cash that did not trigger a Conversion Price adjustment to all holders of its AccuStaff Common Stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and all Excess Payments (as defined below) in respect of each tender offer or other negotiated transaction by AccuStaff or any of its Subsidiaries for AccuStaff Common Stock concluded within the preceding 12 months not triggering a Conversion Price adjustment, exceeds 15% of the product of the Current Market Price per share (determined as set forth below) on the date fixed for the determination of stockholders entitled to receive such distribution times the number of shares of AccuStaff Common Stock outstanding on such date; (vi) payment of an Excess Payment in respect of a tender offer or other negotiated transaction by AccuStaff or any of its Subsidiaries or affiliates for AccuStaff Common Stock, if the aggregate amount of such Excess Payment, together with the aggregate amount of cash distributions made within the preceding 12 months not triggering a Conversion Price adjustment and all Excess Payments in respect of each tender offer or other negotiated transaction by AccuStaff or any of its Subsidiaries or affiliates for AccuStaff Common Stock concluded within the preceding 12 months not triggering a Conversion Price adjustment, exceeds 15% of the product of the Current Market Price per share (determined as set forth below) on the expiration of such current tender offer or the date of payment of such current negotiated transaction consideration times the number of shares of AccuStaff Common Stock outstanding on such date; and (vii) the distribution to substantially all holders of AccuStaff Common Stock of rights or warrants to subscribe for securities (other than those referred to in clause (iii) above). If a distribution to substantially all holders of Common Stock of rights to subscribe for additional shares of Career's Capital stock (other than those referred to in clause (iii) above), AccuStaff may, instead of making any adjustment in the Conversion Price, make proper provision so that each holder of a Note who converts such Note after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of AccuStaff Common Stock, an appropriate number of such rights. No adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted.

     If AccuStaff reclassifies or changes its outstanding common stock, or consolidates with or merges into any person or transfers or leases all or substantially all its assets, or is a party to a merger that reclassifies or changes its outstanding AccuStaff Common Stock, the Notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the Notes would have owned immediately after the transaction if the holders had converted the Notes immediately before the effective date of the transaction.

     The Indenture also provides that if rights, warrants or options expire unexercised the Conversion Price shall be readjusted to take into account the actual number of such warrants, rights or options which were exercised.

     In the Indenture, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination (as defined in the Indenture) or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the time of determination.

     "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value of other consideration paid by AccuStaff or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of such tender offer or other negotiated transaction multiplied by the number of acquired shares.

     AccuStaff from time to time may to the extent permitted by law reduce the Conversion Price by any amount for any period of at least 20 days (each such reduction, an "Induced Conversion Adjustment"), in which case AccuStaff shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of AccuStaff, which determination shall be conclusive. AccuStaff may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations."

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that Career may not consolidate or merge with or into any person (whether or not Career is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless (i) (a) Career is the surviving or continuing corporation or (b) the corporation formed by or surviving any such consolidation or merger (if other than Career) or the corporation which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Career is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the corporation or person formed by or surviving any such consolidation or merger (if other than Career) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations of Career, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Career Convertible Notes and the Indenture; (iii) any such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of Career's properties or assets shall be as an entirety or virtually as an entirety to one corporation; (iv) immediately after such transaction no Default or Event of Default exists; and
(v) Career or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

PAYMENTS FOR CONSENT

     Neither Career nor any of its Subsidiaries or affiliates will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, AccuStaff will file with the Commission and furnish to the holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by AccuStaff's independent auditors.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal on the Notes; (iii) failure by Career to comply with the provisions described under "-Designated Event";
(iv) failure by Career for 60 days after the receipt of written notice to comply with certain other covenants and agreements contained in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Career or any of its Subsidiaries (or the payment of which is guaranteed by Career or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date on which the Notes are first authenticated and issued, which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (vi) failure by Career or any Subsidiary of Career to pay final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $10 million, which judgments are not stayed within 60 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to Career or any of its Material Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25 % in principal amount of the then-outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Career or any Material Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the Designated Event Payment or interest on, or the principal of, the Notes.

     Career is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Career is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Career may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Career is not required to exchange or register the transfer of any Note selected for redemption. Also, Career is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then-outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then-outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes) (i) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a default in the payment of the Designated Event Payment or principal of, or interest on, any Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) impair the right to convert the Notes into AccuStaff Common Stock,
(ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Notes, Career and the Trustee may amend or supplement the Indenture or the Notes to cum any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Career's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Career, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs (which is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     AccuStaff will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of the Indenture and Registration Agreement. Requests should be directed to AccuStaff Incorporated, 6440 Atlantic Boulevard, Jacksonville, Florida 32211, Attn: Michael D. Abney, Chief Financial Officer,
(904) 725-5574.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, corporate stock and partnership interests.

     "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness.

     "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property ]subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Issuance Date'' means the date on which the Notes are first authenticated and issued.

     "Material Subsidiary" means any Subsidiary of Career which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain United States federal income tax considerations relevant to holders of the Notes who purchase such Notes pursuant to this Offering. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor's decision to purchase the Notes, and it is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and non-United States persons, may be subject to special rules. In addition, this discussion is limited to persons that purchase the Notes in the Offering and hold the Notes as a "capital asset" within the meaning of Section 1221 of the Code and not as part of a "straddle" or a "conversion transaction" as those terms are defined in the Code. This summary discusses the tax considerations applicable to the initial purchasers of the Notes who purchase the Notes at their "issue price" as defined in Section 1273 of the Code and does not discuss the tax considerations applicable to subsequent purchasers of the Notes. AccuStaff has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

     ALL PROSPECTIVE PURCHASERS OF THE NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF.

PAYMENT OF INTEREST

     Interest on a Note generally will be includable in the income of a holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes.

SALE, EXCHANGE OR REDEMPTION OF THE NOTES

     Upon the sale, exchange or redemption of a Note, a holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income not previously included in income which is taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period in the Note is more than one year at the time of sale, exchange or redemption.

CONVERSION OF THE NOTES

     In general, a holder of a convertible note generally will not recognize gain or loss upon the conversion of the note into stock of the issuer of the note, but will recognize gain or loss upon the conversion of the note into stock of a different corporation unless that corporation is also an obligor on the note.

     AccuStaff has unconditionally guaranteed the payment and conversion obligations of the Notes. It is unclear whether the terms of the guarantee are sufficient to characterize AccuStaff as an obligor of the Notes. Therefore, no assurance can be given that holders of the Notes will not be required to recognize gain or loss upon the conversion of Notes into AccuStaff Common Stock. HOLDERS OF CONVERTIBLE NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE CONVERSION OF NOTES INTO ACCUSTAFF COMMON STOCK.

     IF ACCUSTAFF IS NOT DEEMED TO BE AN OBLIGOR OF THE NOTES, THEN A HOLDER WILL RECOGNIZE GAIN OR LOSS UPON CONVERSION, MEASURED BY THE DIFFERENCE BETWEEN THE HOLDER'S TAX BASIS IN THE NOTES AND FAIR MARKET VALUE OF THE ACCUSTAFF COMMON STOCK RECEIVED IN EXCHANGE THEREFOR.

     If AccuStaff is deemed to be an obligor of the Notes, then a holder generally will not recognize gain or loss upon conversion, except to the extent the AccuStaff Common Stock issued upon conversion is attributable to accrued interest on the Notes. If AccuStaff is deemed to be an obligor of the Notes, the basis of the AccuStaff Common Stock received upon conversion will be the same as the basis of the Notes exchanged therefore (less any portion thereof allocable to cash received in lieu of a fractional share), and the holding period of the AccuStaff Common Stock received upon conversion will include the holding period of the Notes exchanged therefor.

     Cash received in lieu of a fractional share of AccuStaff Common Stock should be treated as payment in exchange for such fractional share. Gain or loss recognized on the receipt of cash paid in lieu of a fractional share generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share.

DIVIDENDS

     Distributions paid on shares of AccuStaff Common Stock will constitute dividends for United States federal income tax purposes to the extent of AccuStaff's current or accumulated earnings and profits and will be includable in the income of a holder as ordinary income. Dividends paid to holders that are United States corporations may qualify for the dividends-received-deduction.

     To the extent, if any, that a holder receives a distribution on shares of common stock that would otherwise constitute a dividend for United States federal income tax purposes but that exceeds current and accumulated earnings and profits of AccuStaff, such distribution will be treated first as a non-taxable return of capital reducing the holder's basis in the shares of Common Stock. Any such distribution in excess of the holder's basis in the shares of Common Stock will be treated as capital gain.

CONSTRUCTIVE DISTRIBUTION

     If at any time (i) AccuStaff makes a distribution of cash or property to its stockholders or purchases AccuStaff Common Stock and such distribution or purchase would be a taxable distribution to such stockholders for United States federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of AccuStaff, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the anti dilution provision of the Indenture, the conversion rate of the Notes is increased, or (ii), the conversion rate of the Notes is increased at the discretion of AccuStaff, such increase in conversion rate may be deemed to be the payment of a taxable distribution to holders of Notes (pursuant to Section 305 of the Code). Such a deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules discussed under " - Dividends." Holders of Notes could therefore have taxable income as a result of an event pursuant to which they received no cash or property.

SALE OF COMMON STOCK

     Upon the sale or exchange of AccuStaff Common Stock, a holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such holder's adjusted tax basis in the AccuStaff Common Stock. Such capital gain or loss will be long-term if the holder's holding period in AccuStaff Common Stock is more than one year at the time of the sale or exchange. A holder's basis and holding period in AccuStaff Common Stock received upon conversion of a Career Note are determined as discussed above under " - Conversion of the Notes."

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a Note, payments of dividends on AccuStaff Common Stock, payments of the proceeds of the sale of a Note and payments of the proceeds of the sale of AccuStaff Common Stock to certain noncorporate holders, and a 31% backup withholding tax may apply to such payments if the holder (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, (ii) is notified by the Internal Revenue Service (the "IRS") that he has failed to report payments of interest and dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required minimum information is furnished to the IRS.


                                 LEGAL MATTERS

     The legality of the Conversion Shares and certain federal income tax consequences have been passed upon for AccuStaff by Alston & Bird, Atlanta, Georgia. The legality of the Notes has been passed upon by Reid & Priest, LLP, New York, New York.


                                    EXPERTS

     The following financial statements incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P. independent accountants, given on the authority of that firm as experts in accounting and auditing:

          . The consolidated balance sheets of AccuStaff as of December 31, 1995 and January 1, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1995.

          . The supplemental consolidated balance sheets of AccuStaff Incorporated and subsidiaries as of December 31, 1995 and January 1, 1995, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995.

          . The consolidated financial statements of Career Horizons, Inc. and subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995 and as of December 31, 1995 and for the six months ended December 31, 1995.

          . The combined balance sheet of Excel Temporary Services, Inc. and affiliated companies as of December 31, 1995 and the related statement of income, stockholders' equity and cash flows for the year then ended.

          . The balance sheets of Perma Temps as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995.

          . The combined balance sheets of Special Counsel International, Inc. and its affiliates as of December 31, 1994 and 1993, and the related combined statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1994.

          . The balance sheet of Bogard Temps, Inc. as of December 31, 1994, and the related statements of income, retained earnings and cash flows for the year then ended.

          . The balance sheets of Matthews Professional Employment Specialists, Inc. as of December 31, 1994 and 1993 and the related statements of income (loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994.

          . The balance sheet of HNS Software, Inc. as of December 31, 1995 and related statement of income, stockholders' equity and cash flows for the year then ended.

          . The balance sheet of Staffware, Inc. as of December 31, 1995, and the related statement of income, stockholders' equity and cash flows for the year then ended.

          . The balance sheet of DataCorp Business Systems, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended.

          . The balance sheet of Openware Technologies, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended.

          . The balance sheets of McKinley as of September 30, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for the years then ended.

     The balance sheets of Computer Professionals, Inc. as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1994 incorporated by reference in this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheets of Advance/Possis Technical Services, Inc. as of September 30, 1995 and 1994 and related statements of income, retained earnings and cash flows for each of the two years in the period ended September 30, 1995 incorporated by reference into this Prospectus have been audited by Bertram, Vallez, Kaplan and Talbot, LTD, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheets of GW Temporaries, Inc. and Goldfarb-Wasson Associates, Inc. as of December 31, 1995 and March 31, 1995 and 1994 and the related statements of income, expense and retained earnings and cash flows for the nine months ended December 31, 1995 and each of the two years in the period ended March 31, 1995. incorporated by reference in this Prospectus, have been audited by Stadler, Rosenblum & Saris, independent auditors, as stated in their reports incorporated by reference herein and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined balance sheets of Additional Technical Support, Inc. and affiliated companies as of July 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended July 31, 1995, incorporated by reference in this Prospectus have been audited by Nyhan & Mazza, P.C., independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheet of Career Enhancement International, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended, incorporated by reference in this Prospectus have been audited by Dennis I. Berner, C.P.A., independent auditor, as stated in his report incorporated by reference herein and are so incorporated in reliance upon the report of such individual given upon his authority as an expert in accounting and auditing.

     The balance sheet of Perspective Technology Corporation as of December 31, 1995 and the related statements of income, stockholder's equity and cash flows for the year then ended, incorporated by reference in this Prospectus have been audited by Beers & Cutler PLLC, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Programming Enterprises, Inc. dba Mini-Systems Associates as of December 23, 1994 and for the 52 weeks ended December 23, 1994, appearing in Career Horizons, Inc.'s Amended Current Report on Form 8-K/A dated December 20, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The balance sheet of Programming Enterprises, Inc. as of December 24, 1993, and the related statements of income and retained earnings and cash flows for the 52-week period ended December 24, 1993 included in Career's Amended Current Report on Form 8-K/A dated December 20, 1995, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on authority of such firm as experts in accounting and auditing.

     The balance sheets of Zeitech, Inc. as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended appearing in Career's Amended Current Report on Form 8-K/A dated December 20, 1995, have been audited by Dorfman, Abrams, Music & Co., independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined balance sheets of Management Search, Inc. and Subsidiary and Affiliate as of March 31, 1995 and 1994, and the related combined statements of operations, stockholder's deficit and cash flows for the years then ended appearing in Career's Current Report on Form 8-K, dated May 1, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Century Temporary Services, Inc.
and Grant Management Company at December 31, 1995 and 1994, and for the years then ended, appearing in Career's Current Report on Form 8-K dated May 1, 1996 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The combined financial statements referred to above audited by Ernst & Young, LLP are incorporated herein by reference in reliance on their report given their authority as experts in accounting and auditing.

     The combined balance sheet of Daedalian Group, Inc. and Subsidiaries as of January 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended appearing in Career's Current Report on Form 8-K, dated August 28, 1996, have been audited by Levine, Hughes & Mithuen, Inc., independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The balance sheet of TSG Professional Services, Inc. as of December 31, 1995 and January 1, 1995 and the related statements of income, stockholders' equity and cash flows for the years then ended appearing in Career's Current Report on Form 8-K, dated September 16, 1996, have been audited by Dubois & Bornstein, P.C., independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

================================================================================


     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ACCUSTAFF OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.




                              ___________________


                               TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----
AVAILABLE INFORMATION...........................................
INCORPORATION OF CERTAIN
 INFORMATION
  BY REFERENCE..................................................
SUMMARY.........................................................
RISK FACTORS....................................................
THE COMPANY.....................................................
USE OF PROCEEDS.................................................
RATIO OF EARNINGS TO FIXED CHARGES..............................
SELLING SECURITYHOLDERS.........................................
PLAN OF DISTRIBUTION............................................
DESCRIPTION OF NOTES............................................
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES....................................................
LEGAL MATTERS...................................................
EXPERTS.........................................................



                             CAREER HORIZONS, INC.

                  $86,250,000 OF 7% CAREER CONVERTIBLE SENIOR
                                NOTES DUE 2002

                                     _____

                                   ACCUSTAFF
                                 INCORPORATED

                       7,599,077 SHARES OF COMMON STOCK




                              ___________________


                              P R O S P E C T U S

                              ___________________




                               DECEMBER __, 1996


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                Registration Fee                       $26,136.36
                Accounting Fees and Expenses            45,000.00
                Legal Fees and Expenses                 10,000.00
                Miscellaneous Expenses                   5,000.00
                                                       ----------
                  Total                                $86,136.00

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. AccuStaff has agreed to bear all expenses in connection with the registration of the Securities being offered hereby.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of AccuStaff's Bylaws requires AccuStaff to indemnify a present or former director of the Registrant for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, under the Florida Business Corporation Act no indemnification may be made with respect to any matter as to which the actions of such director shall have been adjudged to constitute (i) a violation of criminal law unless the individual had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit; (iii) a circumstance under which the liability provisions of
Section 607.0834 of the Florida Business Corporation Act, which related to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable; or (iv) willful misconduct or conscious disregard of the best interests of the corporation in certain proceedings. Moreover, in the case of actions brought by or in the right of the corporation, indemnification may be made if the person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such person is entitled to indemnification.

     AccuStaff has also entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that the indemnification actions or omissions were material to the cause of certain adjudicated and constitute (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful), (ii) a transaction from which the indemnitee derived an improper personal benefit,
(iii) an unlawful distribution or dividend when the Florida Business Corporation Act, or (iv) willful misconduct or a conscious disregard for the joint interests of AccuStaff in a derivative or shareholder action, (b) for liability under
Section 16(b) of the Securities Exchange Act of 1934, as amended, or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

     In addition, pursuant to the authority of Florida law, the Articles of Incorporation of AccuStaff also eliminates the monetary liability of directors to the fullest extent permitted under Florida law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16 EXHIBITS


EXHIBIT NO.    DESCRIPTION
-----------    -----------

2.1 Agreement and Plan of Merger, dated as of August 25, 1996, by and among AccuStaff, Career and Sunrise Merger Corporation, incorporated by reference to Exhibit 2.1 to AccuStaff's Form 8-K dated August 25, 1996. (File No. 0-24484).

3.1 Certificate of Incorporation, as amended, incorporated by reference to AccuStaff's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24484).

3.2 Bylaws, as amended, incorporated by reference to AccuStaff's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-24484).

4.1 See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of AccuStaff defining rights of holders of Common Stock of AccuStaff.

4.2 Indenture, dated as of October 19, 1995 between Career Horizons, Inc. and Chemical Bank, as Trustee. (1)

4.3 First Supplemental Indenture, dated October 19, 1996 among Career, each of the subsidiaries of Career and the Trustee. (1)

4.4 Second Supplemental Indenture, dated November 13, 1996, by and among Career, each of the subsidiaries of Career and the Trustee.

4.5 Third Supplemental Indenture dated November 14, 1996, by and among Career, each of the subsidiaries of Career and the Trustee.

4.6            Form of Convertible Note (1).

4.7 Registration Agreement, dated October 16, 1995, between Career Horizon, Inc. and Salomon Brothers Inc, as Representative of the Initial Purchasers named in Schedule I thereto. (1)

5.1 Opinion of Alston & Bird as to the legality of the Conversion Shares being offered by the Selling Securityholders.*

5.2 Opinion of Reid & Priest LLP as to the legality of the Notes being offered by the Selling Securityholders. (1)

8.1 Opinion of Alston & Bird as to certain federal income tax matters.*

12.1           Computation of Ratio of Earnings to Fixed Charges.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

23.1 Consent of Alston & Bird (included in their opinions filed as Exhibits 5.1 and 8.1).*

23.2           Consent of Coopers & Lybrand L.L.P.

23.3           Consent of McGladrey & Pullen, LLP.

23.4           Consent of Bertram, Vallez, Kaplan & Talbot, LTD.

23.5           Consent of Stadtler, Roseblum & Saris.

23.6           Consent of Nyhan & Mazza, P.C.

23.7           Consent of Dennis I. Berner, C.P.A.

23.8           Consent of Beers & Cutler PLLC.

23.9           Consent of Ernst & Young, LLP.*

23.10          Consent of KPMG Peat Marwick LLP.

23.11          Consent of BDO Seidman, L.L.P.

23.12          Consent of Dorfman, Abrams, Music & Co.

23.13          Consent of Levine, Hughes & Mithuen, Inc.

23.14          Consent of Reid & Priest LLP.*

23.15          Consent of Dubois & Bornstein, P.C.

24.1 Power of Attorney (included as part of the signature pages hereto).

25.1           Statement of Eligibility of Trustee on Form T-1.(1)

______________
(1) Previously filed as an exhibit to Career's registration statement on Form S-3 (Reg. No. 33-99840) and incorporated by reference herein.
 *  To be filed by amendment

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any required by section 10(a)(3) of the
               Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

               Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the
            Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 23, 1996.

                                 ACCUSTAFF INCORPORATED


                                 By:  /s/ Derek E. Dewan
                                      ------------------------------
                                      Derek E. Dewan
                                      Chairman of the Board, President and
                                      Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Derek E. Dewan                 Chairman of the Board, President and                   December 23, 1996
____________________________
Derek E. Dewan                     Chief Executive Officer
                                   (principal executive, financial
                                   and accounting officer)


/s/ Michael D. Abney               Senior Vice President, Chief Financial                 December 23, 1996
____________________________
Michael D. Abney                   Officer and Assistant Secretary
                                   (principal financial officer)


/s/ Sean D. Mann                   Controller                                             December 23, 1996
____________________________
Sean D. Mann                       (principal accounting officer)


/s/ John K. Anderson, Jr.          Director                                               December 23, 1996
____________________________
John K. Anderson, Jr.

/s/ T. Wayne Davis                 Director                    December 23, 1996
---------------------------
T. Wayne Davis

                                   Director
---------------------------
Stephen A. Hoffmann.


/s/ Delores P. Kesler              Director                    December 23, 1996
---------------------------
Delores P. Kesler


/s/ Walter W. Macauley             Director                    December 23, 1996
---------------------------
Walter W. Macauley


/s/ William H. Thumel, Jr          Director                    December 23, 1996
---------------------------
William H. Thumel, Jr.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 23rd day of December, 1996.

                               CAREER HORIZONS, INC.


                               By:   /s/ Derek E. Dewan
                                     ------------------------------
                                     Derek E. Dewan
                                     Chairman of the Board, President and Chief
                                     Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                   Title                             Date
             ---------                                   -----                             ----

  /s/ Derek E. Dewan                 Chairman of the Board, President and           December 23, 1996
---------------------------
Derek E. Dewan                       Chief Executive Officer (principal executive,
                                     financial and accounting officer)

  /s/ Stephen A. Hoffmann            Treasurer, Secretary and Director              December 23, 1996
---------------------------
Stephen A. Hoffmann

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CAREER HORIZONS GOVERNMENT SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ---------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                         Title                                      Date
       ---------                                         -----                                      ----
  /s/ Walter W. Macauley                     Chairman of the Board of Directors,              December 23, 1996
-----------------------------------
Walter W. Macauley                           President and Chief Executive Officer
                                             (principal executive officer)

  /s/ Michael T. Druckman    Senior          Vice President, Chief Financial Officer,         December 23, 1996
-----------------------------------
Michael T. Druckman                          Treasurer and Director
                                             (principal financial and accounting officer)

  /s/ Mike G. Reinecke                       Vice President, Secretary, General Counsel       December 23, 1996
-----------------------------------
Mike G. Reinecke                             and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CH PAYROLL SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                        Title                                    Date
          ---------                                        -----                                    ----
      /s/ Walter W. Macauley              Chairman of the Board of Directors,               December 23, 1996
-----------------------------------
Walter W. Macauley                        President and Chief Executive Officer
                                          (principal executive officer)

      /s/ Michael T. Druckman             Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                       Treasurer and Director
                                          (principal financial and accounting officer)

      /s/ Mike G. Reinecke                Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                          and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CHI FINANCIAL SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ------------------------------------
                                    Walter W. Macauley
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                             Title                                  Date
           ---------                             -----                                  ----
/s/ Walter W. Macauley            Chairman of the Board of Directors,          December 23, 1996
----------------------------
Walter W. Macauley                President and Chief Executive Officer
                                  (principal executive officer)

/s/ Michael T. Druckman           Senior Vice President, Chief                 December 23, 1996
---------------------------       Financial Officer,
Michael T. Druckman               Treasurer and Director
                                  (principal financial and accounting officer)

                                  Senior Vice President and Director
___________________________
Arnold Rind

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CHI SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                                           Date
      ---------                         -----                                           ----
/s/ Walter W. Macauley        Chairman of the Board of Directors                  December 23, 1996
----------------------
Walter W. Macauley            (principal executive officer)

/s/ Michael T. Druckman       Senior Vice President, Chief                        December 23, 1996
-----------------------
Michael T. Druckman           Financial Officer,
                              Treasurer and Director
                              (principal financial and accounting officer)

                              President, Chief Executive
_______________________
Allen J. Gershlak             Officer and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CHI TEMPORARY SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                        Title                                       Date
         ---------                                        -----                                       ----
      /s/ Walter W. Macauley                    Chairman of the Board of Directors            December 23, 1996
-----------------------------------
Walter W. Macauley                              (principal executive officer)

      /s/ Michael T. Druckman                   President, Chief Executive Officer and        December 23, 1996
-----------------------------------
Michael T. Druckman                             Director
                                                (principal financial and accounting officer)

      /s/ Mike G. Reinecke                      Vice President, Secretary, General Counsel    December 23, 1996
-----------------------------------
Mike G. Reinecke                                and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CONTEMPORARY GRAPHICS GROUP, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                        Title                              Date
           ---------                                        -----                              ----
   /s/ Walter W. Macauley                    Chairman of the Board of Directors,        December 23, 1996
------------------------------
Walter W. Macauley                           President and Chief Executive Officer
                                             (principal executive officer)

   /s/ Michael T. Druckman                   Senior Vice President, Chief               December 23, 1996
------------------------------
Michael T. Druckman                          Financial Officer,
                                             Treasurer and Director
                                             (principal financial and accounting officer)

                                             Vice President and Director
______________________________
Catherine Camera

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CONTRACT STAFFING GROUP, INC.


                                 By:   /s/ Walter W. Macauley
                                       ---------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                   Title                                             Date
        ---------                                   -----                                             ----
       /s/ Walter W. Macauley              Chairman of the Board of Directors                 December 23, 1996
-----------------------------------
Walter W. Macauley                         (principal executive officer)

       /s/ Michael T. Druckman             Senior Vice President, Chief Financial Officer,    December 23, 1996
-----------------------------------
Michael T. Druckman                        Treasurer and Director
                                           (principal financial and accounting officer)

       /s/ Mike G. Reinecke                Vice President, General Counsel, Secretary         December 23, 1996
-----------------------------------
Mike G. Reinecke                           and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 EIM ASSOCIATES, INC.


                                 By:    /s/ Walter W. Macauley
                                        --------------------------------------
                                        Walter W. Macauley
                                        Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                                            Date
          ---------                                 -----                                            ----
       /s/ Walter W. Macauley              Chairman of the Board of Directors                    December 23, 1996
-----------------------------------
Walter W. Macauley                         (principal executive officer)

       /s/ Michael T. Druckman             Senior Vice President, Chief Financial Officer,       December 23, 1996
-----------------------------------
Michael T. Druckman                        Treasurer and Director
                                           (principal financial and accounting officer)

                                           President and Director
___________________________________
Ellen Morris

       /s/ Catherine A. Camera             Director                                              December 23, 1996
-----------------------------------
Catherine Camera

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 HEALTH FORCE, INC.


                                 By:    /s/ Walter W. Macauley
                                        ---------------------------------------
                                        Walter W. Macauley
                                        Chairman of the Board of Directors


                                 POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                          Date
         ---------                                  -----                                          ----
        /s/ Walter W. Macauley              Chairman of the Board of Directors                 December 23, 1996
----------------------------------
Walter W. Macauley                          (principal executive officer)

        /s/ Michael T. Druckman             Senior Vice President, Chief                        December 23, 1996
------------------------------------
Michael T. Druckman                         Financial Officer,

                                            Treasurer and Director
                                            (principal financial and accounting officer)

                                            President and Director
___________________________________
Gary J. Spirgel

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 HEALTH FORCE OPERATING CORP.


                                 By:   /s/ Walter W. Macauley
                                       ------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Title                                   Date
          ---------                               -----                                   ----
        /s/ Walter W. Macauley        Chairman of the Board of Directors          December 23, 1996
----------------------------------
Walter W. Macauley                    (principal executive officer)

        /s/ Michael T. Druckman       Senior Vice President, Chief                December 23, 1996
-----------------------------------
Michael T. Druckman                   Financial Officer,
                                      Treasurer and Director
                                      (principal financial and accounting officer)

                                      President and Director
________________________________
Gary J. Spirgel

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 MEDI-FORCE, INC.


                                 By:   /s/ Walter W. Macauley
                                       ------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Title                                       Date
          ---------                               -----                                       ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors             December 23, 1996
----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief                   December 23, 1996
-----------------------------------
Michael T. Druckman                     Financial Officer,
                                        Treasurer and Director (principal financial and
                                        accounting officer)

                                        President, Chief Executive
___________________________________
Gary J. Spirgel                         Officer and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 PL SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                 Title                             Date
       ---------                                 -----                             ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors    December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief          December 23, 1996
-----------------------------------
Michael T. Druckman                     Financial Officer,
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 POTOMAC PERSONNEL SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       -------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                Title                                     Date
           ---------                                -----                                     ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors               December 23, 1996
----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief                     December 23, 1996
---------------------------------
Michael T. Druckman                     Financial Officer,
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                        Director
_________________________________
Allen J. Gershlak

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 PROFESSIONALS FOR COMPUTING, INC.


                                 By:   /s/ Walter W. Macauley
                                       -----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                   Date
         ---------                                 -----                                   ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors             December 23, 1996
--------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief
--------------------------------
Michael T. Druckman                     Financial Officer,                             December 23, 1996
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                        Director
_________________________________
Robert Graven

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 STAFF-ADDITIONS INC.


                                 By:   /s/ Walter W. Macauley
                                       -------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                   Title                                          Date
      ---------                                   -----                                          ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors               December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,  December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Assistant Secretary
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, General Counsel, Secretary       December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                        Director
___________________________________
Allen J. Gershlak

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 STAFFING RESOURCES (SC), INC.


                                 By:   /s/ Walter W. Macauley
                                       --------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                   Title                                     Date
         ---------                                    -----                                     ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors             December 23, 1996
--------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief
--------------------------------
       Michael T. Druckman              Financial Officer,                             December 23, 1996
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                        Director
________________________________
Allen J. Gershlak

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 TEMP FORCE, INC.


                                 By:   /s/ Walter W. Macauley
                                       --------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                   Title                                 Date
          ---------                                   -----                                 ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors           December 23, 1996
-------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief
-------------------------------
Michael T. Druckman                     Financial Officer,                           December 23, 1996
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                        Director
_______________________________
Allen J. Gershlak

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 TEMPORARIES INCORPORATED


                                 By:   /s/ Walter W. Macauley
                                       ---------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                    Date
       ---------                                    -----                                    ----
       /s/ Walter W. Macauley           Chairman of the Board of Directors            December 23, 1996
---------------------------------
Walter W. Macauley                      (principal executive officer)

       /s/ Michael T. Druckman          Senior Vice President, Chief
---------------------------------
Michael T. Druckman                     Financial Officer,                            December 23, 1996
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                        Director
_________________________________
Allen J. Gershlak

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 THE ORIGINAL TEMPO HEALTHPOWER, INC.


                                 By:   /s/ Walter W. Macauley
                                       ---------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                     Date
         ---------                                   -----                                     ----
       /s/ Walter W. Macauley           Chairman of the Board of Directors               December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

      /s/ Michael T. Druckman           Senior Vice President, Chief
-----------------------------------
Michael T. Druckman                     Financial Officer,                               December 23, 1996
                                        Treasurer and Director
                                        (principal financial and accounting officer)

                                        Director
___________________________________
Allen J. Gershlak

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 PROGRAMMING ENTERPRISES, INC.
                                 D/B/A MINISYSTEMS ASSOCIATES


                                 By:   /s/ Walter W. Macauley
                                       ---------------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                    Title                                           Date
      ---------                                    -----                                           ----
       /s/ Walter W. Macauley           Chairman of the Board of Directors               December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

       /s/ Michael T. Druckman          Senior Vice President, Chief Financial Officer,  December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

       /s/ Mike G. Reinecke             Vice President, Secretary, General Counsel       December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 ZEITECH INC.


                                 By:   /s/ Walter W. Macauley
                                       ---------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                       Title                                    Date
     ---------                                       -----                                    ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors               December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Treasurer                 December 23, 1996
-----------------------------------
Michael T. Druckman                     and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel       December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 TEMPS & CO. SERVICES, INC.

                                 By:    /s/Walter W. Macauley
                                        ---------------------
                                        Walter W. Macauley
                                        Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                              Title                                         Date
         ---------                              -----                                         ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 TEMPS & CO. FRANCHISING, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                                     Date
          ---------                                 -----                                     ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 AMERICAN COMPUTER PROFESSIONALS, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                     Title                                 Date
        ---------                                     -----                                 ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors               December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,  December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel       December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 CENTURY TEMPORARY SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke             Vice President, Secretary, General Counsel       December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 THE RICHARD MICHAEL GROUP, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

         /s/ Mike G. Reinecke           Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 DIAL A TEMPORARY, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                     Date
       ---------                                    -----                                     ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 BERGER IT CO.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                 Date
        ---------                                  -----                                 ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors               December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,  December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel       December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director


                                        Chief Executive Officer and Director
___________________________________
Wayne Berger

                                        President and Director
___________________________________
Juan Solano, III

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 TSG PROFESSIONAL SERVICES, INC.


                                 By:   /s/ Walter W. Macauley
                                       ----------------------------------
                                       Walter W. Macauley
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                       Date
        ---------                                    -----                                       ----
        /s/ Walter W. Macauley          Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Walter W. Macauley                      (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
Michael T. Druckman                     Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on the 23rd day of December, 1996.

                                 LEGAL SUPPORT PERSONNEL, INC.


                                 By:   /s/ Derek E. Dewan
                                       ----------------------------------
                                       Derek E. Dewan
                                       Chairman of the Board of Directors


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full capacities, to sign any or all amendments including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                 Title                                           Date
            ---------                                 -----                                           ----
        /s/ Derek E. Dewan              Chairman of the Board of Directors                December 23, 1996
-----------------------------------
Derek E. Dewan                          (principal executive officer)

        /s/ Michael T. Druckman         Senior Vice President, Chief Financial Officer,   December 23, 1996
-----------------------------------
 Michael T. Druckman                    Treasurer and Director
                                        (principal financial and accounting officer)

        /s/ Mike G. Reinecke            Vice President, Secretary, General Counsel        December 23, 1996
-----------------------------------
Mike G. Reinecke                        and Director
                                        President and Director
___________________________________
Daniel Court
                                        Vice President and Director
__________________________________
Brenda Pace

                               INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION
-----------    -----------

2.1 Agreement and Plan of Merger, dated as of August 25, 1996, by and among AccuStaff, Career and Sunrise Merger Corporation, incorporated by reference to Exhibit 2.1 to AccuStaff's Form 8-K dated August 25, 1996. (File No. 0-24484).

3.1 Certificate of Incorporation, as amended, incorporated by reference to AccuStaff's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24484).

3.2 Bylaws, as amended, incorporated by reference to AccuStaff's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-24484).

4.1 See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of AccuStaff defining rights of holders of Common Stock of AccuStaff.

4.2 Indenture, dated as of October 19, 1995 between Career Horizons, Inc. and Chemical Bank, as Trustee. (1)

4.3 First Supplemental Indenture, dated October 19, 1996 among Career, each of the subsidiaries of Career and the Trustee. (1)

4.4 Second Supplemental Indenture dated November 13, 1996 and among Career, each of the subsidiaries of Career and the Trustee.

4.5 Third Supplemental Indenture dated November 14, 1996 by and among Career, each of the subsidiaries of Career and the Trustee.

4.6            Form of Convertible Note. (1)

4.7 Registration Agreement, dated October 16, 1995, between Career Horizon, Inc. and Salomon Brothers Inc, as Representative of the Initial Purchasers named in Schedule I thereto. (1)

5.1 Opinion of Alston & Bird as to the legality of the Conversion Shares being offered by the Selling Securityholders.*

5.2 Opinion of Reid & Priest LLP as to the legality of the Note being offered hereby by the Selling Securityholders. (1)

8.1 Opinion of Alston & Bird as to certain federal income tax matters.*

12.1           Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Alston & Bird (included in their opinions filed as Exhibits 5.1 and 8.1).*

23.2           Consent of Coopers & Lybrand L.L.P.

23.3           Consent of McGladrey & Pullen, LLP.

23.4           Consent of Bertram, Vallez, Kaplan & Talbot, LTD.

23.5           Consent of Stadtler, Roseblum & Saris.

23.6           Consent of Nyhan & Mazza, P.C.

23.7           Consent of Dennis I. Berner, C.P.A.

23.8           Consent of Beers & Cutler PLLC.

23.9           Consent of Ernst & Young, LLP.*

23.10          Consent of KPMG Peat Marwick LLP.

23.11          Consent of BDO Seidman, L.L.P.

23.12          Consent of Dorfman, Abrams, Music & Co.

23.13          Consent of Levine, Hughes & Mithuen, Inc.

23.14          Consent of Reid & Priest LLP.*

23.15          Consent of Dubois & Bernstein, P.C.

24.1 Power of Attorney (included as part of the signature pages hereto).

25.1           Statement of Eligibility of Trustee on Form T-1. (1)

______________
(1) Previously filed as an exhibit to Career's registration statement on Form S-3 (Reg. No. 33-99840) and incorporated by reference herein.
*   To be filed by amendment